UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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TOLLGRADE COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
PARCHE, LLC
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
SCOTT C. CHANDLER
JEFFREY LIBSHUTZ
EDWARD B. MEYERCORD, III

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

Tollgrade Communications, Inc.
Annual Meeting
August 5, 2009

July 2009

Overview of Ramius LLC

Ramius LLC is a registered investment advisor that manages assets of approximately $7 billion in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, Hong Kong, and Munich.

Ramius Value and Opportunity Master Fund Ltd ("Ramius") is a private investment fund that invests primarily in the securities of U.S. public companies that it believes are deeply undervalued by the marketplace.

Ramius has a long track record of fulfilling our commitments to improve shareholder value at the companies we have targeted for significant investment.

Why Real Change is Required at Tollgrade Now

The current Board has overseen an extended period of underperformance

- Stock price has underperformed peers materially (Company has a $3.1 million enterprise value after netting out the $60 million cash balance)
- Declining operating performance
- Poor allocation of corporate resources

Stockholders deserve better

- Current Board does not have any relevant industry experience except for CEO
- Current Board does not have a meaningful vested financial interest in Tollgrade
- Recent changes to Board structure and composition are only in response to our initiatives
- Lack of clearly articulated business strategy with specific goals and financial milestones to achieve

Our nominees are committed to representing the best interests of all Tollgrade stockholders

- Ramius' independent nominees have over 35 years of experience in the telecom equipment and services industries
- Ramius is the Company's largest stockholder and currently owns 15.2% of the shares outstanding

History of Ramius' Involvement in Tollgrade

Ramius is the largest stockholder of Tollgrade

- We made our first investment in Tollgrade in April 2005
  - Between the 2Q of 2005 and the 1Q of 2008 we had intermittent dialogue with the management team at the time to discuss a broad range of topics including corporate strategy, cost structure, acquisitions, potential uses of cash, and composition and construction of the Board
- In May 2008, Ramius was contacted by Needham, the Company's financial advisor, to determine our interest in participating along with other potential bidders in the Company's strategic review process
- On June 27, 2008, Ramius sent a letter to Needham proposing a potential acquisition of the Company for $6.85 per share
  - Offer represented a 49% premium over the closing price of the stock on May 23, 2008, the date on which Needham initially contacted us
  - Offer was all cash and was not contingent upon financing
  - In September 2008, Needham informed us that although the Company did not have any superior proposals, the Board had determined to remain independent
- In early 2009, Ramius filed several amended 13D filings disclosing a significant increase in ownership to 15.2% of shares outstanding
- On February 11, 2009, we delivered a letter to Tollgrade notifying the Company of our intent to nominate three individuals for election to the Board at the 2009 annual meeting
  - At the time, we expressed our sincere interest in working with the Company to address the lack of relevant industry experience and stockholder representation on the current Board
- Between March and June 2009, we held several meetings and conference calls with members of the Board to discuss potential settlements but could not reach a mutually agreeable solution

Our objective is to unlock value for the benefit of all Tollgrade stockholders

TLGD Has Underperformed

TLGD's stock has underperformed both its peers and the market for the past three and five years. The Company has traded near or below cash value for the past year, creating a downside buffer over the past 12 months

Summary Returns

Name	1-Year	3-Year	5-Year
	As of July 10, 2009		
S&P Small Cap - Comm. Equipment	2.0%	(6.2%)	(15.0%)
NASDAQ	(22.2%)	(17.0%)	(9.8%)
Ramius Peer Index (1)	(25.7%)	(38.4%)	(47.3%)
Company Peer Index (2)	(41.5%)	(45.8%)	(50.5%)
TLGD	**9.2%**	**(47.9%)**	**(53.9%)**

Five-Year TLGD Stock Price Chart (7/10/04 to 7/10/09)



200
160
120
80
40
0
7/9/2004
5/9/2005
3/9/2006
1/9/2007
11/9/2007
9/9/2008
7/9/2009
TLGD
Ramius Peer Index
S&P 600 Comm. Equipment
NASDAQ
Company Peer Index

Three-Year TLGD Stock Price Chart (7/10/06 to 7/10/09)



160
120
80
40
0
7/10/06
1/10/07
7/10/07
1/10/08
7/10/08
1/10/09
7/10/09
TLGD
Ramius Peer Index
S&P SmallCap Comm. Equipment
NASDAQ
Company Peer Index

One-Year TLGD Stock Price Chart (7/10/08 to 7/10/09)



200
160
120
80
40
0
7/10/2008
9/10/2008
11/10/2008
1/10/2009
3/10/2009
5/10/2009
7/10/2009
TLGD
Ramius Peer Index
S&P 600 Comm. Equipment
NASDAQ
Company Peer Index

Source: Capital IQ as of July 10, 2009.
(1) Ramius Peer Index includes XXIA, PCTI, OCNW, WSTL, SPT, EXF, and JDSU (equal-weighted).
(2) Company Peer Index per Company proxy and includes EMR, INAP, NANO, OPTV, PSEM, PNS, TMRK, and ULCM (equal-weighted).

TLGD Has Underperformed

Enterprise value has fallen from $94.7 million to $3.1 million over the past five years, a decline of 97%. The company has been valued at near zero Enterprise Value since Q1 2008

Five-Year Relative Enterprise Value Growth/Destruction Chart (6/30/04 to 7/10/09)



150%
90%
30%
-30%
6/30/2004
6/30/2005
6/30/2006
6/30/2007
6/30/2008
6/30/2009
Ramius Peer Index
TLGD
Peer Index = (72%)
TLGD = (97%)

Five-Year Enterprise Value Chart (6/30/04 to 7/10/09)



$150.0
$110.0
$70.0
$30.0
($10.0)
$94.7
$67.0
$111.1
$42.6
$47.1
$60.2
$86.6
$135.8
$69.7
$61.1
$86.5
$110.9
$75.0
$67.3
$51.7
$10.5
$3.2
($3.6)
$1.0
$13.1
$3.1
Q2 04
Q2 05
Q2 06
Q2 07
Q2 08
7/10/09

Source: Capital IQ as of July 10, 2009.
Note: Ramius Peer Index includes XXIA, PCTI, OCNW, WSTL, SPT, EXF, and JDSU.

Weak Historical Financial Performance

The Company's poor and inconsistent financial performance is due primarily to poor execution and lack of oversight made worse by a convoluted and failed growth strategy

Revenues ($M)



$80.0
$70.0
$60.0
$50.0
(13%) Decline
$65.1
$62.8
$66.3
$65.4
$66.6
$57.2
$56.1
2003
2004
2005
2006
2007
2008
LTM

Gross Profits ($M)



$49.0
$41.0
$33.0
$25.0
(17%) Decline
$38.4
$36.9
$38.1
$31.3
$38.1
$31.6
$31.7
2003
2004
2005
2006
2007
2008
LTM

Operating Expenses ($M)



$40.0
$38.0
$36.0
$34.0
$32.0
$30.0
(4%) Decline
$34.2
$35.2
$33.2
$35.2
$36.7
$34.7
$32.9
2003
2004
2005
2006
2007
2008
LTM

EBITDA ($M)



$12.0
$8.0
$4.0
$0.0
(62%) Decline
$9.4
$6.9
$10.1
$1.5
$6.1
$2.0
$3.6
2003
2004
2005
2006
2007
2008
LTM

Note: LTM as of March 31, 2009.

Significant Expenditures on R&D and Acquisitions Have Failed to Produce Stockholder Value

Tollgrade has spent $116 million, or $9.18 per share, in R&D and acquisitions between 2003 and 2008

R&D and Acquisition Expenditures ($M)


R&D
Acquisitions
$30.0
$24.0
$18.0
$12.0
$6.0
$0.0
$29.2
$14.3
$14.9
$15.8
$15.8
$14.1
$14.1
$18.8
$5.5
$13.3
$25.2
$12.0
$13.6
$13.1
$13.1
$12.0
$12.0
2003
2004
2005
2006
2007
2008
LTM

Enterprise Value ($M)


$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$192.4
$111.1
$86.6
$86.5
$51.7
$1.0
$3.1
(98%) Decline
2003
2004
2005
2006
2007
2008
7/10/09

Despite these massive investments, Enterprise Value has continuously decayed

Note: LTM as of March 31, 2009.

The Board Has Overseen Multiple Failed Strategies

Lack of telecom expertise on the Board has led to a disjointed, unfocused strategy

CABLE PRODUCTS

- Bought majority of cable products business from Acterna in February 2003 for $14.3 million
- Revenue fell from $16.7 million in 2004 to $6.2 million for the last twelve months, **a decline of 63%**
  - Revenue fell in spite of large investments in R&D
- Announced sale of cable products business in May 2009 for $3.15 million, **a loss of 78%***

TELECOM PRODUCTS

- Significant spending on R&D and acquisitions in the telecom space have not produced desired revenue growth
  - Digitest HUB and Digitest ICE have failed to produce meaningful revenue despite tremendous hype from management
  - Telecom related revenues have remained approximately flat from $47.6 million in 2003 to $50.2 million for the last twelve months
    - This, despite over $17 million of telecom acquisitions and substantial R&D investments

A vast majority of current revenue comes from legacy products or acquired products – new development projects have failed

* Loss calculated based on transaction value for Acterna's Status and Performance Monitoring Product Line; does not include value for legacy cable products

The Board Has Overseen Multiple Failed Strategies

Investment in "Smart Grid" power utility product line demonstrates lack of focus and continued departure from core business

- In 2006, Tollgrade began investing heavily in product development to address the power distribution and utility sector
- To date, the Company has suffered from significant delays and setbacks and has yet to report any revenue from this product line
- On the Q3 2008 earnings conference call, Joseph Ferrara, the CEO, stated, ***"We also continue to invest in our Smart Grid startup business… We see opportunities in this new market, but our trials have run longer than originally anticipated… we do not expect to see significant revenue contribution from these products until 2009."***
- On the same day, the Company issued an earnings press release stating, ***"… the Board of Directors determined that the appropriate strategy at the current time is to seek to enhance shareholder value through a refocusing of the Company's core business by emphasizing its service assurance offerings in the telecom market."***

KEY QUESTIONS

- Why has the Board allowed management to continue investing in a product that is clearly outside the Company's core business?
- How much has the Company spent on Smart Grid to date?
- How much will Tollgrade continue to spend on Smart Grid in the future?

Tollgrade has no expertise in the power utility market yet the Company continues to invest heavily in the product despite significant delays and setbacks

The Company should explore opportunities to partner or sell-off the Smart Grid product line to refocus on the core business

"New Strategy" Lacks Detail and Financial Milestones

The Company has provided only a vague, high level description of the "New Strategy"

- On October 22, 2008, in combination with the announcement of Q3 2008 results, the Company announced the completion of a strategic review process and a so-called "New Strategy"
  - New Strategy focused on ***"emphasizing its service assurance offerings in the telecom market"***
  - New Strategy "***will involve the creation of new software products and partnerships… to leverage our incumbent position with customers, and enhance the value of our long term relationships and service agreements"***
- Nine months later, very limited additional information is available regarding the "New Strategy"
  - **No financial metrics or milestones have been provided**
  - **No details on new software products or partnerships have been disclosed**
- Only announcement has been the award of a $20 million managed service agreement with an unnamed party
  - Contract is over four years, so approximately $5 million revenue per year; Company agreed to take on 20 additional employees
  - Although no financial details were provided, assuming a 60% gross margin, contract provides maximum of $3 million gross profit per year
  - **What is the cost of 20 additional employees?** (Company currently has 210 employees, LTM operating expenses were $29.6 million, so average of $141,000 per employee) –> **20 x $141,000 = $2.8 million**
  - Under these assumptions, this would **result in ONLY $200,000 of operating profit BEFORE overhead**

The Board must set meaningful financial milestones and hold management accountable for performance

"New Strategy" Lacks Detail and Financial Milestones

The Company must focus on "customer first" not "product first" strategy

- Tollgrade is a small player in the telecom equipment industry
  - Core of Tollgrade's existing businesses is **legacy hardware and software solutions** that allow telecom operators to manage their legacy copper networks
- Tollgrade has lost focus on who are its key customers and how to best serve those customers with **products and services that the customer actually needs and would purchase from Tollgrade**
  - Tollgrade's key customers are large, global, multibillion dollar enterprises that require extreme focus and attention
- Tollgrade has failed in its business strategy because it is pursuing too many markets with too few resources to be effective
- Company's **"product first"** strategy where it develops or acquires products and then attempts to market them **has consistently failed**
- Instead, Tollgrade should pursue a **"customer-first"** product development strategy where the Company forges strong relationships with existing customers and works with them to **develop products and services that fit their needs**
  - Strategy would produce better, more consistent results with a **much improved return on invested capital**
  - Company must **rein in capital spending on speculative projects** and instead focus on the core markets for which the Company has a strong reputation and a market-leading technology

The Board must play an active role in developing corporate strategy and overseeing implementation and execution of such strategy

Current Board Lacks Industry Experience and A Vested Financial Interest

Name	Board Tenure	Ownership (1)	Relevant Experience
James J. Barnes	1997	13,480 (0.11%)	None
Daniel P. Barry	1995	9,832 (0.08%)	None
David S. Egan	1998	4,166 (0.03%)	None
Joseph A. Ferrara	2007	3,334 (0.03%)	CEO since Nov. 2007, previously worked as GM of Data Networks Division at Ericsson and CEO of Marconi Corporation plc's North American operations
Brian C. Mullins	2002	3,216 (0.03%)	None
Richard H. Heibel, M.D.	1996	70,875 (.56%)	None
Robert W. Kampmeinert	1995	21,666 (0.17%)	None
Total	Average Tenure = 12 years (2)	126,569 (1.00%)	

Current directors have not bought any shares of TLGD in the past two years despite the stock trading close to zero Enterprise Value

Source: Company Proxy filed on June 22, 2009.
(1) Ownership shares and percentages include only common stock.
(2) Excludes appointment of Joseph Ferrara to the Board in 2007 when we was named CEO.

In Contrast, Ramius Nominees Have Strong Relevant Experience And a Vested Financial Interest

Name	Relevant Experience	Biography
Scott Chandler	20 years of senior and executive level experience in the telecom equipment and services industry.	Mr. Chandler is the founder of Franklin Court Partners, a telecom-focused consulting and advisory firm. Previously, he served as the CFO of RHYTHMS NetConnections, a provider of broadband services utilizing digital subscriber line (DSL) technology. Prior to RHYTHMS, Mr. Chandler served as President and CEO of C-COR, a pioneer in the cable television industry and a supplier of broadband telecommunications equipment.
Ed Meyercord	15 years of experience in the telecom services industry.	Most recently, Mr. Meyercord was the President, CEO, and Director of Cavalier Telephone, a privately-held voice and data services provider. Prior to Cavalier, Mr. Meyercord was the President, CEO, and Director of Talk America, Inc., a telecom services company providing phone and internet services to consumers and small business customers. Mr. Meyercord roles at Talk America also included Marketing and Corporate Development and CFO.
Jeffrey Solomon	Extensive experience in corporate finance, restructuring, M&A, and corporate governance.	Mr. Solomon is a Managing Member of Ramius, a $7 billion diversified investment management firm. Mr. Solomon joined Ramius when it was founded in 1994 and has been responsible for the development, management, and oversight of a number of the investment strategies currently employed by Ramius. Mr. Solomon has extensive experience in corporate finance, restructuring, mergers and acquisitions, and corporate governance. **As a senior executive of Ramius, the Company's largest stockholder, Mr. Solomon has a vested financial interest in the performance of Tollgrade.**

The Board's Actions Are Highly Reactionary

2007 proposal to de-stagger the Board

- In response to a non-binding stockholder proposal to declassify the Board of Directors included in the 2006 proxy statement, the Company responded stating that the Board…

  "… concluded that the Company's classified board structure continues to be in the best interests of the Company and its various constituencies, including the Company's shareholders, and oppose this proposal."

- At the 2006 Annual Meeting, holders of 7,318,509 shares, or approximately 80% of the shares that voted, approved the non-binding shareholder proposal to declassify the Board of Directors
- Then, at the 2007 Annual Meeting, Tollgrade put a proposal on its proxy statement to declassify the Board

This decision, a "flip-flop" in corporate governance practices, was clearly a reaction to the prior year's vote, not a proactive measure by the Board to improve corporate governance

The Board's Actions Are Highly Reactionary

Company has never followed through on plans to repurchase stock

JULY 25, 2007

- The Board of Directors approved a share repurchase program to **repurchase up to one million shares**
  - Plan was effective through December 31, 2007
  - Under the plan, the **Company repurchased 113,491 shares at a total cost of $1.1 million** (represents just 11% of repurchase authorization)
  - Program expired at end of 2007 and was not renewed

OCTOBER 28, 2008

- The Board of Directors approved a share repurchase program to repurchase up to **$15 million of stock**
  - As of December 31, 2008, **the Company had only repurchased 496,918 shares for an aggregate value of $2.2 million (represents just 15% of repurchase authorization)**
  - We are not aware of any further repurchases executed since that time (none reported in Q1 2009 10-Q filed on May 7, 2009)
- During this time frame, the Company's **stock has traded 2.6 million shares** at a volume-weighted average price of $5.59 per share
  - **$5.59 per share equates to an Enterprise Value of just over $10 million**

With $60 million of available cash on the balance sheet, why has the Company never followed through on its plans to return capital to stockholders?

The Board's Actions Are Highly Reactionary

The changes to Board structure and composition are in reaction to our nomination of directors

- Joe Ferrara joined Tollgrade in August 2007 and became President and CEO in November 2007
  - Apart from Mr. Ferrara, who joined the Board when he was named President and CEO, **the average tenure of the current Board, excluding the recently announced changes, is twelve years**
  - Prior to the recently announced changes, **the newest independent member of the Board has been a director since 2002, over six years ago**

- Mr. Ferrara has been at the Company for two years and has had ample opportunity to address the lack of relevant expertise on the Board
  - All changes to the structure and composition of the Board have been made after our nomination notice on February 11, 2009
  - Prior to our nomination notice, apart from Mr. Ferrara replacing the prior CEO on the Board, **no changes had been made to the Board since 2002**

Why did the Company wait until now to make any changes?

The Board's Actions Are Highly Reactionary

A new Chairman and Lead Independent Director do not create real change at Tollgrade

- On February 11, 2009, Ramius delivered a letter to Tollgrade notifying the Company of our intent to nominate three individuals for election to the Board at the 2009 annual meeting
- On May 13, 2009, in the midst of settlement discussions with us, Tollgrade announced leadership changes on the Board

Type of Change:	Date:	Explanation of Change:	Impact on Tollgrade:
New Chairman of the Board / New Lead Independent Director	May 13, 2009	The Company named Joseph Ferrara as Chairman of the Board. The Company also announced that Robert Kampmeinert would serve as Lead Independent Director.	Consolidation of power with CEO taking on role as Executive Chairman. Typically, having an independent Chairman allows for better governance and oversight. Robert Kampmeinert has been a director of Tollgrade since 1995, over 14 years. Mr. Kampmeinert owns only 21,666 shares of Tollgrade and has no relevant industry experience.

The Company is consolidating power with the CEO and assigning a 14-year Board veteran with no relevant industry experience as the Lead Independent Director

The Board's Actions Are Highly Reactionary

"Corporate Governance Enhancements" will not result in real change at Tollgrade

- On February 11, 2009, Ramius delivered a letter to Tollgrade notifying the Company of our intent to nominate three individuals for election to the Board at the 2009 annual meeting
- On July 1, 2009, Tollgrade announced certain *"Corporate Governance Enhancements"*

Type of Change:	Date:	Explanation of Change:	Impact on Tollgrade:
Corporate Governance Enhancements	July 1, 2009	The Company announced three corporate governance reforms: 1) Stricter standards for director independence 2) Two-thirds of the Board must be independent 3) Require all Board committees to be composed of independent directors	We are not aware that any of these *"corporate governance enhancements"* will actually result in any changes to the composition of the Board or any of the Board's committees.

These actions are meant to create the appearance of change, but did not result in any real change

The Board's Actions Are Highly Reactionary

Two new independent directors with possible prior relationships with the CEO

- On February 11, 2009, Ramius delivered a letter to Tollgrade notifying the Company of our intent to nominate three individuals for election to the Board at the 2009 annual meeting
- On June 24, 2009 and July 7, 2009, Tollgrade announced the appointment of two new independent directors to the Board of Tollgrade

<u>**Type of Change:**</u>	<u>**Date:**</u>	<u>**Explanation of Change:**</u>	<u>**Impact on Tollgrade:**</u>
New Independent Directors with Relevant Industry Experience	June 24, 2009 July 7, 2009	The Company announced the appointment of Edward Kennedy to the Board. The Company announced the replacement of Daniel Barry with Charles Hoffman on the Board.	Two new Board candidates on an eight person Board. The Company named Mr. Kennedy to the 2010 class of directors, the last remaining class of directors **<u>NOT UP FOR ELECTION</u>** at the 2009 annual meeting.

During settlement discussions, we were advised by the Chairman and CEO that he had a prior relationship with two proposed nominees

Conclusion

Why real change is needed at Tollgrade now

The current Board has overseen an extended period of underperformance

- Stock price has underperformed peers materially (Company has a $3.1 million enterprise value after netting out the $60 million cash balance)
- Declining operating performance
- Poor allocation of corporate resources

Stockholders deserve better

- Current Board does not have any relevant industry experience except for CEO
- Current Board does not have a meaningful vested financial interest in Tollgrade
- Recent changes to Board structure and composition are only in response to our initiatives
- Lack of clearly articulated business strategy with specific goals and financial milestones to achieve

Our nominees are committed to representing the best interests of all Tollgrade stockholders

- Ramius' independent nominees have over 35 years of experience in the telecom equipment and services industries
- Ramius is the Company's largest stockholder and currently owns 15.2% of the shares outstanding

Appendix

- Director nominees
  - Scott C. Chandler
  - Edward B. Meyercord, III
  - Jeffrey M. Solomon
- Review of Compensation Practices

Director Nominees

Scott C. Chandler

Mr. Chandler (age 47) currently serves as Managing Partner of Franklin Court Partners, LLC ("FCP"), a private company that provides strategic advisory services, merger and acquisition advisory services, and private equity and debt for growth companies in the technology and broadband communications sectors. Prior to founding FCP in 2002, Mr. Chandler served as Chief Financial Officer and Senior Vice President for RHYTHMS NetConnections, a leading provider of broadband services utilizing digital subscriber line (DSL) technology. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR, a pioneer in the cable television industry and a leading supplier of broadband telecommunications equipment.

Director Nominees

Edward B. Meyercord, III

Mr. Meyercord (age 43) is currently the President and Managing Partner of Council Rock Advisors LLC, a private company that provides advisory, capital raising and management consulting services. From December 2006 until January 2009, Mr. Meyercord served as Chief Executive Officer, President and Director of Cavalier Telephone & TV ("Cavalier"), a privately held voice and data services provider based in Richmond, Virginia. From January 2004, until its sale to Cavalier in December 2006, Mr. Meyercord served as Chief Executive Officer, President and Director of Talk America, Inc. ("Talk"), a publicly traded company that provided phone and internet services to consumers and small businesses. He served as President and a director of Talk from 2001 until 2003 and as its Chief Financial Officer and Chief Operating Officer from 2000 until 2001. Mr. Meyercord joined Talk in September of 1996 as the Executive Vice President, Marketing and Corporate Development. Prior to joining Talk, Mr. Meyercord was a Vice President in the Global Telecommunications Corporate Finance Group at Salomon Brothers, Inc., based in New York. Prior to Salomon Brothers, Mr. Meyercord worked in the corporate finance department at PaineWebber Incorporated.

Director Nominees

Jeffrey M. Solomon

Mr. Solomon (Age 42) is a Managing Member of Ramius and a member of Ramius' Executive Committee and Management Board. Mr. Solomon is jointly responsible for overseeing Ramius' multi-strategy and single strategy investment platforms. Mr. Solomon was previously responsible for managing a number of specific investment portfolios at Ramius and, until recently, was also responsible for overseeing Ramius' technology, operations and finance functions. Mr. Solomon joined Ramius when it was founded in 1994. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, the brokerage affiliate of Republic National Bank (now part of the HSBC Group) ("Republic"). Prior to joining Republic, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. Currently, Mr. Solomon serves on the Board of Directors of Hale & Hearty Soups, a New York based restaurant chain and NuGo Nutrition, the manufacturer of NuGo Nutrition Bars.

Compensation Practices

Executive Compensation

- Net Operating Income targets under the Management Incentive Compensation Plan have not been met in any of the Plan's five most recently completed award years
  - Targets have not yet been established for 2009
- Abandoned performance based restricted stock equity incentive program after performance targets were not met on December 31, 2008
- Returned to program consisting only of stock options subject to time-based vesting in January 2009
  - Switched to performance based restricted stock incentive program in 2007 because so many of the then outstanding option awards were under water, among other reasons
- CEO compensation agreement provides for an automatic increase in base salary, based on the average increase in base salary paid to members of the "Executive Council of the Corporation"
- CEO compensation agreement obligates Tollgrade to make tax gross-up payments to the CEO if he is subject to the IRC section 4999 excise tax